PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made by and between SOUTHERN TULSA, LLC, a Georgia limited liability company (“Purchaser”), and NATIONWIDE HEALTH PROPERTIES, LLC, a Delaware limited liability company (“Seller”), effective as of _____________, 2013 (the “Effective Date”).

R E C I T A L S

A.

Seller is the owner of a fee simple interest in that certain real property located in Tulsa County, Oklahoma, as more particularly described on Exhibit A attached hereto, which real property is improved with a continuing care retirement community located at 5170 S. Vandalia, Tulsa, Oklahoma (referred to herein from time to time as the “Facility”).  Such real property, Facility, any other improvements located on such real property, together with all appurtenances relating thereto, and the personal property owned by Seller and located on such real property, are collectively referred to herein as the “Property.”

B.

Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property from Seller, in accordance with the terms and conditions contained in this Agreement.

A G R E E M E N T

NOW, THEREFORE, for and in consideration of the covenants, agreements and promises herein contained, and in consideration of the payment of the purchase price as stated below, and for other good and valuable consideration, the parties do hereby covenant and agree as follows:

1.

Agreement to Buy and Sell.  Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Property upon the terms and conditions set forth in this Agreement.

2.

Purchase Price; Terms.  The purchase price for the Property (the “Purchase Price”) shall be Five Million Dollars ($5,000,000.00).  The Purchase Price shall be paid by Purchaser to Seller in immediately available cash at the Closing (as defined below).

3.

Deposit; Liquidated Damages.

(a)

Within two (2) business days after the Effective Date, Purchaser shall deliver to Fidelity National Title Insurance Company, 2828 Routh Street, Suite 800, Dallas, Texas 75201, Attn:  Stephany Roppolo (the “Title Company”), as escrow holder, the sum of One Hundred Twenty-Five Thousand Dollars ($125,000) (the “Initial Deposit”), which shall be held in escrow by the Title Company in accordance with the terms of this Agreement.  Additionally, within two (2) business days after the Due Diligence Expiration Date (as defined below), Purchaser shall deliver to the Title Company, as escrow holder, the sum of Fifty Thousand Dollars ($50,000) (the “Additional Deposit,” and together with the Initial Deposit, the “Deposit”),  which shall be held in escrow by the Title Company in accordance with the terms of this Agreement.

(b)

The Deposit shall be deposited by the Title Company in an interest-bearing deposit account, and all interest earned thereon shall accrue to the benefit of Purchaser.  The Deposit, and all interest thereon, shall be applied toward payment of the Purchase Price at the Closing, provided the Closing occurs.  If the Closing does not occur due to a breach of this Agreement by Purchaser, Seller may terminate this Agreement and retain the Deposit, including accrued interest, as liquidated damages, and neither party shall have any further rights, duties or obligations under this Agreement.  If the Closing does not occur solely due to

51666.5

a breach of this Agreement by Seller, Purchaser may either, as its sole and exclusive remedy, (x) enforce specific performance of this Agreement, or (y) terminate this Agreement and receive the return of the Deposit and all interest thereon.  Nothing contained in this Agreement limits Seller’s liability for a breach by Seller of any representations, covenants, indemnities or obligations that survive the Closing, and Purchaser will have the right to pursue any remedies available at law or in equity against Seller for a breach of such representations, covenants, indemnities and obligations; provided, however, in no event shall Seller ever be liable to Purchaser hereunder for any punitive, speculative or consequential damages.  This Agreement, together with such further instructions, if any, as the parties shall provide to the Title Company by written agreement, shall constitute the escrow instructions to the Title Company, including without limitation the standard printed general escrow instructions of the Title Company, incorporated herein by this reference.

IN THE EVENT SELLER IS ENTITLED TO RETAIN THE DEPOSIT PURSUANT TO THE FOREGOING SECTION 3(b), THE DEPOSIT, ALONG WITH ACCRUED INTEREST, SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES.  THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY PURCHASER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES.

Purchaser’s Initials: __________     Seller’s Initials:__________

(c)

The parties hereto expressly agree that if the parties give the Title Company contradictory instructions, the Title Company shall have the right at its election to file an action in interpleader requiring the parties to answer and litigate their several claims and rights among themselves and the Title Company is authorized to deposit with the clerk of the court all documents and funds held pursuant to this Agreement.  If such action is filed, the parties agree to pay the Title Company’s cancellation charges and costs, expenses and reasonable attorneys’ fees which the Title Company is required to expend or incur in the interpleader action, the amount thereof to be fixed and judgment therefor to be rendered by the court.  Upon the filing of such an action, the Title Company shall thereupon be fully released and discharged from all obligations to further perform any duties or obligations otherwise imposed by the terms of this Agreement or any other instructions given to the Title Company hereunder.

4.

Due Diligence Period.

(a)

Within five (5) business days after the Effective Date, Seller shall deliver or cause to be delivered to Purchaser:  (i) any existing title policies for the Property; (ii) copies of the property tax billings associated with the Property for the last two (2) years; (iii) any ALTA survey of the Property currently in Seller’s possession; (iv) any property or building condition reports in Seller’s possession with respect to the Property; and (v) any soil, engineering or environmental reports in Seller’s possession with respect to the Property (collectively, the “Due Diligence Materials”).

(b)

Purchaser shall have the right to obtain a new or updated title commitment and/or survey for the Property and Purchaser shall provide copies of any such updates to Seller within five (5) business days after its receipt thereof.  At least five (5) business days prior to the Due Diligence Expiration Date (as defined below), Purchaser shall give Seller notice of any title exceptions or other matters set forth in Seller’s title policies or surveys or any updates thereof as to which Purchaser objects in its sole and absolute discretion.  Seller shall have the right, but not the obligation, to remove, satisfy, cause the Title Company to insure over or otherwise cure any such exception or other matter as to which Purchaser so objects.  If Seller is unable or unwilling to take such actions as may be required to cure such objections.  Seller shall give Purchaser notice thereof, it being understood and agreed that the failure of Seller to give such notice within three (3)

51666.5

business days after its receipt of Purchaser’s notice of objection shall be deemed an election by Seller not to remedy such matters.  If Seller shall be unable or unwilling to remove any title defects to which Purchaser has so objected, Purchaser shall elect either (i) to terminate this Agreement (in whole but not in part) or (ii) to proceed to the Closing notwithstanding such title defect without any abatement or reduction in the Purchase Price on account thereof.  Those title or survey matters to which Purchaser does not object to hereunder, or to which Purchaser objects and Seller elects (or is deemed to have elected) not to cure and Purchaser nonetheless elects to proceed to Closing, shall be referred to herein collectively as the “Permitted Exceptions.”  Purchaser shall make any such election by written notice to Seller given on or prior to the Due Diligence Expiration Date; provided, however, if Seller commences to cure a title defect and then elects not to complete such cure, Purchaser shall have the right to terminate this Agreement by written notice to Seller within three (3) business days after Seller notifies Purchaser thereof.  The failure of Purchaser to give such notice shall be deemed an election by Purchaser to proceed to Closing.  If Purchaser terminates this Agreement in accordance with this Section 4(b), the Title Company shall return the Deposit, together with accrued interest, to Purchaser and neither party shall have any further rights or obligations hereunder, except those obligations that specifically survive the termination hereof.

(c)

On or before the date (the “Due Diligence Expiration Date”) that is thirty (30) calendar days after the Effective Date, Purchaser shall have completed its due diligence investigation of the Property.  At any time prior to the Due Diligence Expiration Date, Purchaser may notify Seller expressly and in writing that Purchaser has determined, for any reason or no reason, in its sole and absolute discretion that it will not complete the proposed acquisition of the Property, and is thereby terminating this Agreement (the “Termination Notice”).  If Seller does not receive the Termination Notice on or before the Due Diligence Expiration Date, then, absent a default solely on the part of Seller under this Agreement and except as set forth in Section 5 or Section 7 below, the Deposit shall become nonrefundable to Purchaser and Purchaser shall be obligated to close on its purchase of the Property upon the satisfaction of the conditions precedent in favor of Purchaser set forth in Section 6(b) below, with all other conditions precedent in favor of Purchaser then being deemed satisfied or waived.

(d)

At any time between the Effective Date and the Due Diligence Expiration Date, subject to the rights of Operator under the Facility Lease (both as defined below) and upon twenty-four (24) hours prior written notice to Seller, Purchaser and its agents, employees and contractors shall have the right to enter the Property during reasonable business hours, at times acceptable to Operator, and, while thereon, make surveys, investigations and appraisals, take measurements, make structural, mechanical, architectural, zoning, land use, market and engineering studies, and make any other inspections and studies of the Property deemed appropriate by Purchaser, all at Purchaser’s expense; provided, however Purchaser shall not (i) take any samples of materials of any kind from the Property, or (ii) perform any physically invasive procedure at the Property (such as a Phase II environmental audit) without, in each case, the prior written consent of Seller, which consent will not be unreasonably withheld.  Purchaser will cooperate with Seller and/or Operator to conduct the investigations, analyses, surveys, and reviews contemplated in this Section 4(d) in such a manner as to cause as little disruption to the business conducted at the Property as possible.

(e)

Seller hereby agrees to use commercially reasonable efforts to cause Operator to cooperate with Purchaser in connection with its investigation of the Property pursuant to Section 4(d) above; provided, however, the foregoing shall not be deemed to require Seller to expend any money, incur any expense or institute any judicial or other proceeding against Operator in connection therewith.  Additionally, Purchaser may contact Operator and its representatives in connection with its due diligence review of the Property; provided, however, Purchaser may only interview or otherwise communicate (in person, by phone or otherwise) with Operator and/or its employees or representatives with the participation of a representative of Seller, unless Seller specifically consents to the contrary in writing in each instance.  Seller hereby agrees to make a representative of Seller reasonably available for such purpose during regular business hours on business

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days, but only upon reasonable advance notice from Purchaser.  As of the Effective Date, Seller’s representative for purposes of this Section 4(e) shall be Humair Sabir (hsabir@Ventasreit.com); provided, however, Seller shall have the right to designate a different representative from time to time.  Purchaser agrees that in connection with its investigation of the Property or contact with Operator or its employees or representatives, Purchaser shall not unreasonably disrupt or interfere with the operations at the Property or Seller’s business relationship with Operator.  Upon Seller’s reasonable determination that Purchaser has violated the preceding sentence, Seller shall have the right, exercisable in its sole and absolute discretion, to limit, restrict or prohibit any further communication between Purchaser and Operator.

(f)

If Purchaser exercises its rights under Section 4(d) above, it shall keep the Property free and clear of any liens or claims resulting therefrom, and Purchaser shall indemnify, defend (with counsel reasonably satisfactory to Seller), protect and hold harmless Seller and Operator from and against any and all liability, loss, cost, damage or expense (including, without limitation, attorneys’ fees and costs) that Seller may sustain or incur by reason of or in connection with any tests made by Purchaser or Purchaser’s agent or contractors relating to or in connection with the Property or entries by Purchaser or its agents or contractors onto the Property.  Purchaser shall restore any portion of the Property damaged by such exercise to substantially the same condition immediately before such exercise.  The rights and obligations of the parties under this subsection shall survive Closing or any earlier termination of this Agreement.  Purchaser shall use care and consideration in connection with all of its inspections.  Prior to any entry on the Property by Purchaser or its agents or consultants, Purchaser shall secure and maintain, or shall cause its agents and consultants to secure and maintain, the following insurance written by insurers that have an A.M. Best Rating of A-VII or better :  (i) a commercial general liability policy (including contractual liability and independent contractors liability) written on an occurrence policy form, in an amount of not less than One Million Dollars ($1,000,000) each occurrence and Three Million Dollars ($3,000,000) in the aggregate and with a deductible (or self-insured retention) in an amount not to exceed $10,000, which will cover the activities and actions of Purchaser and its agents and consultants on the Property and shall name Seller and its direct and indirect subsidiaries and affiliates, and their respective agents, beneficiaries, members, managers, partners, employees and any mortgagee of Seller or any ground lessor, as well as Operator, as additional insureds thereunder, (ii) workers’ compensation and employer’s liability insurance in accordance with the provisions of Oklahoma law; and, (iii) business auto liability insurance covering all owned, non-owned and hired vehicles in an amount of not less than One Million Dollars ($1,000,000) each accident.  Such insurance required in this Section 4(f) shall be primary and non-contributory with any insurance maintained by Seller or Operator.  Purchaser shall provide a certificate of insurance to Seller evidencing the insurance required herein prior to any entry on the Property by Purchaser or its agents or consultants.  If the commercial general liability insurance coverage is written on a claims-made policy form, such coverage shall have a retroactive date not later than the Effective Date and Purchaser shall for a period of two (2) years after completion of Seller’s due diligence, including physical inspections of the Property, (A) maintain commercial general liability insurance, at Purchaser’s sole cost and expense, satisfying the foregoing, or (B) secure “tail” or extended reporting coverage.  This provision shall survive the Closing or any earlier termination of this Agreement.

(g)

In consideration for Seller granting to Purchaser the right to inspect the Property and allowing Purchaser access to the Property for the purposes of its due diligence, Purchaser has paid to Seller concurrently with the execution of this Agreement the sum of One Hundred Dollars ($100), cash-in-hand, which amount constitutes independent consideration, separate and apart from the Purchase Price and is non-refundable under any circumstances, and shall be retained by Seller notwithstanding any other provisions of this Agreement in consideration of the rights and options granted by Seller under this Agreement.

(h)

If this Agreement terminates for any reason, Purchaser shall (i) deliver to Seller a copy of any tests, audits, surveys, reports, studies and the results of any and all investigations and inspections performed for Purchaser by third parties which are requested in writing by Seller within ten (10) days of such

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request (excluding any proprietary materials and materials subject to the attorney-client and/or work product privilege); and (ii) return to Seller or certify the destruction of any and all Due Diligence Materials given to Purchaser by or on behalf of Seller within ten (10) days of the termination of this Agreement.  The foregoing covenants of Purchaser shall survive any such termination of this Agreement.

(i)

Purchaser agrees that any Due Diligence Material provided by Seller or Seller’s agents or brokers to Purchaser is provided for illustrative purposes only, and is not warranted by Seller as to accuracy, completeness, reliability or in any other manner.

5.

Operations Transfer Agreement.  As of the Effective Date, the Property is leased by Seller to SH CCRC, LLC (“Operator”) pursuant to the terms of that certain Lease dated as of November 1, 2007 (as amended to date, the “Facility Lease”).  On or before forty-five (45) days from the Effective Date (the “Outside OTA Date”), Purchaser shall negotiate, execute and enter into an operations transfer agreement (the “OTA”) with Operator, pursuant to which, inter alia, Purchaser and Operator shall make certain agreements and arrangements concerning the orderly transfer and transition of the business operations at the Property.  Purchaser hereby agrees to diligently pursue the mutual execution of the OTA, and to exercise best efforts to enter into the OTA on or before the Outside OTA Date.  Purchaser hereby acknowledges and agrees that Seller is only selling to it the Property and Purchaser shall solely rely on the provisions of the OTA with respect to the transfer of any operational assets and liabilities in connection with the operation of the business conducted at the Property.  Upon execution, Purchaser shall provide Seller with a copy of the OTA executed by Purchaser and Operator.  Notwithstanding anything herein which may be construed to the contrary, the termination of the Facility Lease shall be a condition precedent to Seller’s obligation to proceed to Closing; provided, however, Seller covenants and agrees to use commercially reasonable efforts to cause the Facility Lease to be terminated concurrently with the Closing.  If Purchaser has not entered into the OTA on or before the Outside OTA Date and provided Purchaser has otherwise complied with its obligations under this Section 5, Purchaser shall have the right to terminate this Agreement by written notice to Seller, delivered on or before the OTA Outside Date, in which case, the Deposit (and all interest thereon) shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder, except those specifically survive the termination hereof.

6.

Conveyance of Title; Closing Deliveries.

(a)

At the Closing, Seller shall convey (i) title to the real property, together with any buildings or other improvements, included in the Property (the “Real Property”) by special warranty deed in the form of Exhibit B attached hereto (with any necessary modifications to conform with local laws for recording in the land records in the jurisdiction in which the Real Property is located) (the “Deed”), subject to the Permitted Exceptions, (ii) all of Seller’s right, title and interest in and to the tangible assets and personal property included in the Property by bill of sale in the form of Exhibit C attached hereto (the “Bill of Sale”).  Seller covenants and agrees not to cause or permit any other defects in or encumbrances or limitations upon Seller’s title to the Real Property to arise from and after the Effective Date without the prior consent of Purchaser; provided, however, the foregoing shall not apply to statutory liens for real estate taxes, assessments or similar matters arising in the ordinary course and that are not then yet due and payable.

(b)

Prior to the Closing, Seller shall deliver to the Title Company in escrow:

(i)

a duly executed and acknowledged original of the Deed;

(ii)

a duly executed original of the Bill of Sale;

(iii)

a duly executed affidavit of non-foreign status;

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(iv)

a duly executed counterpart to a closing statement prepared by the Title Company and approved by Seller and Purchaser, which shall conform to the proration and other relevant provisions of this Agreement (the “Closing Statement”);

(v)

such documents reasonably required by the Title Company to establish the authority of Seller to enter into and close the transactions contemplated hereby, and such documents required to satisfy Seller’s obligations with respect to those title or survey matters to which Seller has agreed to take a curative action pursuant to Section 4(b);

(vi)

a duly executed owner’s affidavit in the form of Exhibit C attached hereto; and

(vii)

any other documents required to comply with applicable federal, state or local laws, rules or regulations, including any filings or certifications required in connection with the transfer taxes payable in connection with the Closing.

(c)

Prior to the Closing, Purchaser shall deliver to the Title Company in escrow:

(i)

immediately available funds in the amount of the Purchase Price, plus any other sums required for costs to be paid by Purchaser pursuant to the terms of this Agreement, less any credits against the Purchase Price provided for herein, including, without limitation, the Deposit;

(ii)

a duly executed counterpart to the Closing Statement;

(iii)

such documents reasonably required by the Title Company to establish the authority of Purchaser to enter into and close the transactions contemplated hereby; and

(iv)

any documents required to comply with applicable federal, state or local laws, rules or regulations, including any filings or certifications required in connection with the transfer taxes payable in connection with the Closing.

(d)

The parties shall also deliver at the Closing any other documents reasonably requested by the other party to complete and evidence the acquisition of the Property contemplated hereby.

7.

Closing.  The closing of the acquisition of the Property (the “Closing”) shall occur on the first (1st) day of the calendar month following the later of (a) fifteen (15) days after the Due Diligence Expiration Date, and (b) the date on which Purchaser obtains the Required Authorizations (as defined below), and shall be consummated through the mutual exchange of documents and funds through the escrow established with the Title Company.  Purchaser hereby covenants and agrees to use its best efforts to secure the Required Authorizations by the date (the “Outside Authorization Date”) required (pursuant to the preceding sentence) for the Closing to occur on the first (1st) day of the calendar month following one hundred eighty (180) days from the Effective Date, including, without limitation, by submitting its initial application for the Required Authorizations (the “Required Authorization Application”) with the applicable governmental authority within five (5) days of the Effective Date.   Purchaser shall continuously use its best efforts and due diligence to obtain the Required Authorizations prior to the Outside Authorization Date and shall promptly respond to any questions or information requests from any governmental authority responsible for or otherwise involved in the review of the Required Authorization Application.  Upon Seller’s request, Purchaser shall furnish to Seller a copy of the Required Authorization Application and any correspondence or other written documentation received from or delivered to any governmental authority responsible for or otherwise involved in the review of Required Authorization Application.  Purchaser shall keep Seller fully advised at all times as

51666.5

to the status of Purchaser’s efforts to obtain the Required Authorizations and of any material developments in connection therewith, including notifying Purchaser promptly following receipt of notice of the issuance of or rejection of the application for, the Required Authorizations.  The foregoing obligations of Purchaser with respect to the Required Authorizations are collectively referred to herein as the “Licensing Obligations.”  If (i) Purchaser does not obtain the Required Authorizations on or before the Outside Authorization Date or (ii) Purchaser’s Required Authorization Application is rejected by the applicable governmental authority, either party may terminate this Agreement by written notice to the other party at any time thereafter (the “Licensing Termination Notice”).  If this Agreement is terminated due to the delivery of the Licensing Termination Notice, neither party shall have any further liabilities or obligations hereunder, except for those liabilities and obligations that expressly survive a termination of this Agreement, and, provided Purchaser has fully and timely satisfied the Licensing Obligations, the Deposit and all interest thereon shall be returned to Purchaser.  The term “Required Authorizations” shall mean such consents, approvals and other assurances, oral or written, as are, under local custom and practice, customarily obtained from State licensing authorities by reasonable operators of facilities like the Facility, acting in good faith, before such an operator takes possession of, and begins to operate, a facility like the Facility.  By way of example and without limitation of the foregoing, in the event that Purchaser receives permission from the applicable State licensing authorities to assume operational control of the Facility prior to the issuance of a non-provisional or non-conditional license for the Facility (e.g., due to a State licensing authority’s requirement that a survey of Purchaser’s operations at the Facility be completed prior to the issuance of a non-provisional or non-conditional license) and, under local custom and practice, reasonable operators of facilities like the Facility customarily take possession of, and begin to operate, facilities like the Facility on the basis of such permission, then, for purposes of this Section 7, the date of such permission would be treated as the date that Purchaser obtained the Required Authorizations.

8.

Allocation of Costs and Expenses.

(a)

Seller shall pay (i) any deed or transfer taxes applicable to the Deed, (ii) fifty percent (50%) of all escrow fees, charges and expenses of the Title Company and the fees for recording the Deed, and (iii) the fees and expenses of Seller’s attorneys, accountants and professional advisors.

(b)

Purchaser shall pay (i) the premium for Purchaser’s title policy and any endorsements thereto, (ii) fifty percent (50%) of all escrow fees, charges and expenses of the Title Company and the fees for recording the Deed, and (iii) the fees and expenses of Purchaser’s attorneys, accountants and professional advisors.

(c)

Any other costs of the Title Company or of closing pertaining to this transaction not otherwise expressly allocated among Purchaser and Seller under this Agreement shall be apportioned in the manner customary in Tulsa County, Oklahoma.

9.

Prorations.

(a)

Except as provided in Section Error! Referenc below, all revenues and costs associated with owning or operating the Property shall be prorated between Purchaser and Operator under the terms of the OTA.

(b)

Real estate taxes and assessments shall be prorated between Purchaser and Seller for the calendar year in which such taxes and assessments are assessed, on the basis of the number of days in such period the Property will have been owned by Seller and Purchaser, respectively.  If the current tax bill is not available at Closing, then the proration shall be made on the basis of the most recent ascertainable tax bill, with Seller and Purchaser to readjust the proration for taxes, if necessary, once the actual tax bill or bills for the year in which Closing occurs are received.  Seller shall be deemed to be the owner of the Property on the day

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preceding the date on which the Closing occurs, and Purchaser shall be deemed to be the owner of the Property on the date on which the Closing occurs.

10.

Broker.  At the Closing, Seller shall pay a commission to Marcus & Millichap (“Seller’s Broker”) or its designee in connection with this transaction under a separate agreement between them.  Except for any commission that may be payable to Seller’s Broker as set forth above, Seller and Purchaser hereby represent to the other that neither has discussed this Agreement or the subject matter thereof with any broker or salesman so as to create any legal right in any such broker or salesman to claim a commission or similar fee with respect to the purchase or sale of the Property contemplated by this Agreement.  Purchaser and Seller hereby indemnify each other against and agree to defend and hold harmless the other from any and all claims for any commission or similar fees arising out of or in any way connected with any claimed agency relationship with the indemnitor and relating to the purchase and sale of the Property contemplated by this Agreement.  The representations and indemnity obligations in this Section 10 shall survive the Closing.

11.

Risk of Condemnation Pending the Closing.  If, prior to the Closing, any material part of the Facility is taken by eminent domain (or becomes the subject of a pending taking which has not yet been consummated), Seller shall notify Purchaser of such fact promptly after obtaining knowledge thereof and Purchaser shall have the right to terminate this Agreement (in whole but not in part) by giving notice thereof to Seller not later than ten (10) days after the giving of Seller’s notice (and, if necessary, the Closing shall be extended until the first (1st) day of a calendar month after the expiration of such ten (10)-day period).  If Purchaser elects to terminate this Agreement as aforesaid, the Deposit (together with all accrued interest) shall be returned to Purchaser, whereupon, this Agreement shall terminate and be of no further force or effect and no party shall have any rights or obligations hereunder, except those that specifically survive the termination hereof.  If less than a material part of the Facility shall be affected or if Purchaser shall not elect to terminate this Agreement as aforesaid, the sale of the Property shall be consummated as herein provided without any adjustment to the Purchase Price (except to the extent of any condemnation award received by Seller prior to the Closing) and Seller shall assign to Purchaser at the Closing all of Seller’s right, title and interest in and to all awards with respect to the Property,  if any, for the taking, and Purchaser shall be entitled to receive and keep all awards for the taking of the Facility or portion thereof.  As used herein, the term “any material part of the Facility is taken by eminent domain (or becomes the subject of a pending taking which has not yet been consummated)” shall mean any taking that would:  (a) materially and adversely affect Purchaser’s ability after said taking to operate the Facility in compliance with the licenses applicable to the Facility with the same number of licensed beds at the Facility as are existing as of the Effective Date, (b) eliminate, after said taking, the primary means of egress and ingress to and from the Property to a public highway, or (c) result in the taking of in excess of ten percent (10%) of the square footage of the Facility or twenty percent (20%) of the Real Property.

12.

Risk of Casualty Pending the Closing.  If, prior to the Closing, all or any material part of the Facility is destroyed or materially damaged by fire or other casualty, Seller shall promptly notify Purchaser of such fact.  In such event, Purchaser shall have the right to terminate this Agreement (in whole but not in part) by giving notice thereof to Seller not later than ten (10) days after receiving Seller’s notice (and, if necessary, the Closing shall be extended until the first (1st) day of a calendar month after the expiration of such ten (10)-day period).  If Purchaser elects to terminate this Agreement as aforesaid, the Deposit (together with all accrued interest) shall be returned to Purchaser, whereupon, this Agreement shall terminate and be of no further force or effect and no party shall have any rights or obligations hereunder, except those that specifically survive the termination hereof.  If less than a material part of the Facility shall be affected or if Purchaser shall not elect to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Purchaser at the Closing all of Seller’s right, title and interest in and to the proceeds, if any, under Seller’s insurance policies covering the Facility with respect to such damage or destruction and there shall be credited against the Purchase Price the amount of any applicable deductible not then paid by Seller.

51666.5

As used herein, the term “all or any material part of the Facility is destroyed or materially damaged by fire or other casualty” shall mean that the cost to repair the Facility following such destruction or damage is reasonably estimated by Seller’s insurance consultant to exceed $1,000,000.

13.

Notice.

(a)

Any notice, election or other communication required or permitted hereunder shall be delivered by hand (or nationally-recognized courier service) to the following named persons or by certified United States mail, return receipt requested, postage and charges prepaid, to the following addresses:

to Purchaser:

Southern Tulsa, LLC
Two Buckhead Plaza
3050 Peachtree Road NW, Suite 355
Atlanta, Georgia  30305
Attention:  Christopher F. Brogdon

with a copy to:

Holt Ney Zatcoff & Wasserman, LLP
100 Galleria Pkwy, Suite 1800
Atlanta, Georgia  30339
Attention:  Gregory P. Youra, Esq.

to Seller:

c/o Ventas, Inc.
2050 Main Street, Suite 800
Irvine, California  92614
Attention:  Humair Sabir

with a copy to:

c/o Ventas, Inc.
353 N. Clark Street, Suite 3300
Chicago, Illinois  60654
Attention:  Legal Department, Asset Management Counsel

with a copy to:

Sherry Meyerhoff Hanson & Crance LLP
610 Newport Center Drive, Suite 1200
Newport Beach, California  92660
Attention:  Kyle B. Bennion, Esq.

(b)

Any notice, election or other communication delivered or mailed as aforesaid shall be effective upon delivery.

(c)

Each party hereto may change its address and addressee for notice, elections and other communications from time to time by notifying the other parties hereto of the new address and addressee in the manner provided for giving notice herein.

14.

Representations and Warranties.

(a)

As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants as follows (all of which shall expressly survive Closing for one (1) year, but no longer):

51666.5

(i)

Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified to transact business in the State of Oklahoma.

(ii)

This Agreement and all the documents to be executed and delivered by Seller to Purchaser or the Title Company pursuant to the terms of this Agreement (A) will have been, as of the execution date of each respective document, duly authorized, executed and delivered by Seller; (B) are or will be legal and binding obligations of Seller as of the date of their respective executions; (C) are or will be, as of the execution date of each respective document, enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally); and (D) do not, and will not at the Closing, violate any provision of any agreement to which Seller is a party, any of Seller’s organizational documents or any existing obligation of or restriction on Seller under any order, judgment or decree of any state or federal court or governmental authority binding on Seller.

(iii)

To Seller’s knowledge, there are no pending investigations, actions or proceedings which question the validity of this Agreement or any action taken or to be taken pursuant hereto.  Within the last twelve (12) months, Seller has not received any written notice regarding any pending or threatened litigation or administrative proceedings with respect to the Property which could reasonably be expected to materially adversely affect the Facility or Seller’s right to enter into this Agreement or to consummate the transactions contemplated hereunder.  To Seller’s knowledge, Seller is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, agency, board, bureau or instrumentality issued or entered in a proceeding to which Seller or the Facility is or was a party which is binding upon the Facility.

(iv)

Within the last twelve (12) months, Seller has not received any written notice from any governmental authority claiming that the Property is in material violation of any applicable law, code, rule, regulation, ordinance, license or permit.

(v)

To Seller's knowledge. Seller has not unlawfully used, generated, transported, treated, constructed, deposited, stored, disposed, placed or located at, on, under or from the Property any flammable explosives, radioactive materials, hazardous or toxic substances, materials or wastes, pollutants or contaminants defined, listed or regulated by any applicable local, state or federal environmental laws in material violation of any such environmental laws where such violation could reasonably be expected to have an material adverse effect on the Facility

As used in this Agreement, the term “to Seller’s knowledge” or any similar phrase, shall mean the actual, current knowledge, without any duty of investigation, of Humair Sabir, in his capacity as an employee of Seller’s ultimate parent company.

(b)

As an inducement to Seller to enter into this Agreement, Purchaser represents and warrants as follows (all of which shall expressly survive Closing for one (1) year, but no longer):

(i)

Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Georgia.

51666.5

(ii)

This Agreement and all the documents to be executed and delivered by Purchaser to Seller or the Title Company pursuant to the terms of this Agreement (A) will have been, as of the execution date of each respective document, duly authorized, executed and delivered by Purchaser; (B) are or will be legal and binding obligations of Purchaser as of the date of their respective executions; (C) are or will be, as of the execution date of each respective document, enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally); and (D) do not, and will not at the Closing, violate any provision of any agreement to which Purchaser is a party, any of Purchaser’s organizational documents or any existing obligation of or restriction on Purchaser under any order, judgment or decree of any state or federal court or governmental authority binding on Purchaser.

15.

RELEASE; AS-IS/WHERE-IS.

(a)

PURCHASER, ON BEHALF OF ITSELF AND ITS EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, ATTORNEYS AND OTHER REPRESENTATIVES, AND EACH OF THEM, HEREBY RELEASES SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, OBLIGATIONS, DAMAGES AND LIABILITIES OF ANY NATURE WHATSOEVER, WHETHER ALLEGED UNDER ANY STATUTE, COMMON LAW OR OTHERWISE, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATED TO THE CONDITION, OPERATION OR ECONOMIC PERFORMANCE OF THE PROPERTY.  The foregoing shall not be deemed to release Seller from any covenants or obligations under this Agreement or any rights which Purchaser may have against Seller under the terms of this Agreement.  Notwithstanding the foregoing, Seller’s liability to Purchaser for a breach of this Agreement by Seller, including, without limitation, a breach of any representation or warranty by Seller hereunder, shall not exceed $100,000.00.

(b)

Except for the representations of Seller set forth in Section 14(a) and those warranties of title to be included in the Deed, Seller is not making any representations or warranties with respect to the Property, and the Property is being sold “AS-IS, WHERE-IS WITH NO REPRESENTATIONS OR WARRANTIES EXPRESSED OR IMPLIED AND WITH ALL FAULTS” in accordance with the provisions of this Section 15, it being understood and agreed that the Purchase Price has been adjusted by prior negotiation to reflect that the Property is being sold by Seller and purchased by Purchaser to the foregoing.  Purchaser has or shall perform its own due diligence in determining whether to purchase the Property and Purchaser is not relying on any representations or warranties of Seller in determining whether to purchase the Property.  Except for those warranties of title to be included in the Deed, Purchaser acknowledges and agrees that Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future of, as to, concerning or with respect to: (a) the value of the Property; (b) the income to be derived from the Property; (c) the suitability of the Property for any and all activities and uses which Purchaser may conduct thereon, including any development of the Property; (d) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property; (e) the manner, quality, state of repair or lack of repair of the Property; (f) the nature, quality or condition of the Property, including, without limitation, the water, soil and geology; (g) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body; (h) the manner, condition or quality of the construction or materials incorporated into the Property; (i) compliance with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements; (j) the presence or absence of hazardous materials at, on, under or adjacent to the Property; (k) the conformity of the improvements to any plans or specifications for the Property; (l) the conformity of the Property to past, current or future applicable zoning or building requirements; (m) adequacy or deficiency of

51666.5

any drainage; (n) the existence of vested land use, zoning or building entitlements affecting the Property; or (o) with respect to any other matter concerning the Property, including any and all such matters referenced, discussed or disclosed in any documents delivered by Seller to Purchaser, in any public records of any governmental agency or entity or utility company.

16.

Time of Essence.  Time is of the essence as to all dates and times of performance pursuant to this Agreement.  Notwithstanding the foregoing, in the event the date for the performance of an action or the giving of a notice falls on a Saturday, Sunday or holiday, then the date for the performance of such action or giving of such notice shall be automatically extended to the next succeeding business day.

17.

Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended except by written instrument executed by all the parties hereto.

18.

Headings; Defined Terms; Interpretation.  The paragraph and section headings are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope or content of this Agreement or any provision hereof.  As used herein, a “business day” shall mean a day other than Saturday, Sunday or any day on which banking institutions in Tulsa, Oklahoma, are authorized by law or other governmental action to close.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.  The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly against the party that drafted such language.

19.

Applicable Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Oklahoma.

20.

Attorneys’ Fees.  If either party commences an action against the other to interpret or enforce any of the terms of this Agreement or because of the breach by the other party of any of the terms hereof, the losing party shall pay to the prevailing party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment.

21.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors and assigns, if any.  It is specifically agreed that Purchaser may nominate another party to take title to the Property at Closing, but no such nomination shall relieve Purchaser of any liability hereunder.

22.

1031 Exchange.  Purchaser or Seller may consummate the purchase or sale of the Property as part of a so-called like kind exchange (the “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that:  (a) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Purchaser’s or Seller’s obligations under this Agreement; (b) Seller shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; (c) a party performing an Exchange shall pay any additional costs that would not otherwise have been incurred had such party not consummated an Exchange; (d) neither party’s acquiescence to an Exchange shall affect or diminish in any manner its rights hereunder nor shall the party not performing an Exchange be responsible for compliance with or be deemed to have warranted to the other party that the Exchange in fact complies with Section 1031 of the

51666.5

Code; and (e) any party performing an Exchange shall indemnify, defend, and hold harmless the other party from or against all claims, losses, costs, damages, liabilities (including reasonable attorneys’ fees) in connection therewith.

23.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

24.

Confidentiality.  Purchaser agrees that, (a) except as otherwise required by valid law and (b) except to the extent reasonably necessary to deliver such documents or information to Purchaser’s employees, agents, attorneys and/or consultants in connection with Purchaser’s evaluation of this transaction, Purchaser shall use all diligent efforts to keep the contents of any materials, reports, documents, data, test results, and other information related to the transaction contemplated hereby, including the Due Diligence Materials and all information regarding Purchaser’s acquisition of the Property strictly confidential.  The provisions of this Section 24 shall survive any termination of this Agreement but shall not survive the Closing.

25.

Submission Not An Offer.  Submission of this Agreement to Purchaser does not constitute an option or offer to sell the property and this Agreement shall not be effective unless and until execution and delivery occurs by both Purchaser and Seller.

[Signature Page Follows]

51666.5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

SOUTHERN TULSA, LLC,
a Georgia limited liability company

By:

/s/ Christopher E. Brogdon

Name:  Christopher E. Brogdon

Title:  Manager

[Signatures continue on next page]

51666.SIG

SELLER:

NATIONWIDE HEALTH PROPERTIES, LLC,

a Delaware limited liability company

By:

/s/Joseph D. Lambert

Name:

Title: Vice President

51666.SIG

CONSENT OF ESCROW

The undersigned agrees to (a) accept this Agreement; (b) be escrow holder under this Agreement; and (c) be bound by this Agreement in the performance of its duties as the Title Company and escrow holder.  However, the undersigned will have no obligations, liability or responsibility under this Agreement or any amendment hereto unless and until this Agreement and such amendment, as applicable has been fully executed by the parties hereto and delivered to the undersigned.

TITLE COMPANY:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:

Name:

Title:

Fidelity National Title Insurance Company
National Title Services Division
2828 Routh Street, Suite 800
Dallas, Texas 75201
Attn:  Stephany Roppolo

Dated:  _________________, 2013

Escrow No. ____________________

51666.SIG

EXHIBIT A

Legal Description

That certain real property located in the City of Tulsa, County of Tulsa, State of Oklahoma and more particularly described as follows:

LOT ONE (1), BLOCK ONE (1), URBANA HEIGHTS TWO, AN ADDITION TO THE CITY OF TULSA, TULSA COUNTY, STATE OF OKLAHOMA, ACCORDING TO THE RECORDED PLAT THEREOF.

51666.5

Exhibit A

EXHIBIT B

Form of Deed

SPECIAL WARRANTY DEED

STATE OF OKLAHOMA

)

)

KNOW ALL PERSONS BY THESE PRESENTS:

COUNTY OF TULSA

)

THAT NATIONWIDE HEALTH PROPERTIES, LLC, a Delaware limited liability company (“Grantor”), in consideration of the sum of TEN AND NO/100 (10.00) DOLLARS and other good and valuable consideration to Grantor, cash in hand paid by SOUTHERN TULSA, LLC, a Georgia limited liability company (“Grantee”), the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY unto Grantee, all of (i) the real property (the “Land”) located in Tulsa County, Oklahoma, and more particularly described in Exhibit “A” attached hereto and made a part hereof for all purposes; together with (ii) all and singular, the benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in anywise appertaining thereto, and any and all right, title and interest of Grantor in and to adjacent roads and rights-of-way (the “Rights and Appurtenances”); and together with (iii) all buildings, fixtures, and improvements located on the Land (the “Improvements”) (the Land, Improvements and Rights and Appurtenances are collectively referred to herein as the “Property”); subject to, however, of all rights, encumbrances, takings, rights-of-way, easements, agreements, conditions, restrictions, reservations and other matters of record, insofar as the same are now in force and applicable, to any lien for real estate taxes assessed and not yet due and payable, which the Grantee by acceptance hereof hereby assumes and agrees to pay, and to any matters disclosed on a survey delivered to Grantee.

TO HAVE AND TO HOLD the Property, together with all and singular any other rights and appurtenances thereto in anywise belonging unto Grantee, its successors and assigns, FOREVER; and it is agreed that Grantor does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND all and singular, the Property, subject as aforesaid, unto Grantee and its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through, or under Grantor, but not otherwise.

Grantee acknowledges and agrees and that Grantor has not made, does not make and specifically negates and disclaims any representation, warranties, other than those expressly contained herein, promises, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written concerning or with respect to: (i) the value, quality or condition of the Property; (ii) the suitability of the Property for any and all activities and uses which Grantee may conduct thereon; (iii) the compliance of the Property with any applicable laws or restrictive covenants; (iv) the habitability, suitability, merchantability, marketability or fitness for particular purpose of the Property; (v) the manner or quality of the construction or materials incorporated into the Property; (vi) the manner, quality, state of repair or lack of repair of the Property; or (vii) any other matter of any kind with respect to the Property.  Grantee further acknowledges and agrees that to the maximum extent permitted by law, the sale of the Property as provided for herein is made on an “as is” and “with all faults” condition and basis with all faults and defects.

The address of Grantee is Two Buckhead Plaza, 3050 Peachtree Road NW, Suite 355, Atlanta, Georgia 30305.

51666.5

Exhibit B-1

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed as of the ______ day of _______, 2013.

GRANTOR:

NATIONWIDE HEALTH PROPERTIES, LLC,

a Delaware limited liability company

By:

Name:

Title:

STATE OF ILLINOIS

)

) ss.

COUNTY OF COOK

)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this _____ day of _____________________, 2013, before me personally appeared ______________________, to me known to be the ______________________ of Nationwide Health Properties, LLC, the limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the date and year first above written.

Notary Public in and for the State of

Residing at

My commission expires:

Type or Print Notary Name

AFTER RECORDATION, PLEASE RETURN TO:

Gregory P. Youra, Esq.
Holt Ney Zatcoff & Wasserman, LLP
100 Galleria Pkwy, Suite 1800
Atlanta, Georgia 30339

51666.5

Exhibit B-2

EXHIBIT C

Form of Bill of Sale

BILL OF SALE

Pursuant to that certain Purchase and Sale Agreement dated as of _______________, 2013 (the “Purchase Agreement”), by and between NATIONWIDE HEALTH PROPERTIES, LLC, a Delaware limited liability company (“Seller”), and SOUTHERN TULSA, LLC, a Georgia limited liability company (“Purchaser”), and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby grant, bargain, sell, convey, assign and transfer to Purchaser, all of Seller’s right, title and interest, if any, in and to, all personal property which is located on that certain real property described on Exhibit A attached hereto (the “Personal Property”) and owned by Seller.

TO HAVE AND TO HOLD, all and singular, the Personal Property hereby sold, assigned, transferred and conveyed to Purchaser, its successors and assigns, to and for its own use and benefit.  PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT ANY AND ALL PERSONAL PROPERTY BEING TRANSFERRED HEREUNDER ARE ON AN AS-IS, WHERE-IS BASIS WITH ALL FAULTS AND CONDITIONS.  SELLER MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE WHATSOEVER, INCLUDING ANY REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE.

Dated as of this _____ day of _____________, 2013.

SELLER:

NATIONWIDE HEALTH PROPERTIES, LLC,

a Delaware limited liability company

By:

Name:

Title:

51666.5

Exhibit D-1

EXHIBIT D

Form of Owner’s Affidavit

SELLER’S DECLARATION

TITLE COMPANY:   FIDELITY NATIONAL TITLE INSURANCE COMPANY

ORDER NO.:  ______________

SELLER:  NATIONWIDE HEALTH PROPERTIES, LLC, a Delaware limited liability company

PURCHASER:   SOUTHERN TULSA, LLC, a Georgia limited liability company

PROPERTY DESCRIPTION (the “Property”):  See Exhibit A attached hereto

The undersigned, on behalf of Seller, declares that, to the undersigned’s actual and current knowledge, the following information is true and correct:

1.

Purpose of Declaration.  This declaration is made to the Title Company as an inducement to it to complete a transaction concerning the Property.  Seller acknowledges that Title Company is relying upon the representations in this declaration as being true and correct and that the transaction contemplated would not be consummated without this declaration being executed.

2.

Debts and Liens.  Except as indicated below, there are no loans, tax liens, abstract of judgment liens or other real estate liens affecting the Property that are not of public record.

Exceptions:  _____________________________________

3.

Real Property and Personal Property Taxes.  All real property taxes assessed against the Property which are due and payable have been paid in full, except as shown on the public records.

4.

Improvement debts and liens.  During the six (6) months immediately preceding the date of this declaration, Seller has not contracted with any person to whom a debt is due for labor or materials furnished in the erection, alteration, repair or removal of a building or structure upon the Property, or to the improvement of or alteration to the Property, in procuring or furnishing such labor or materials for work performed during the past six (6) months.

5.

Other Contracts.  Other than the agreement to sell the Property to Purchaser (which agreement is set forth in that certain Purchase and Sale Agreement dated as of _____________, 201__, by and between Seller and Purchaser, there are no other unreleased contracts of sale concerning the Property.

[Signature page follows]

51666.5

Exhibit D-2

EXECUTED this __ day of ___________, 2013.

NATIONWIDE HEALTH PROPERTIES, LLC,

a Delaware limited liability company

By:

Name:

Title:

51666.5

Exhibit D-3